EXHIBIT 10.16
June 8, 2016

A. Scott Mobley

Re:           NOBLE ROMAN’S, INC., an Indiana corporation

Dear Scott:
You have made one or more loans (the “Loans”) to the foregoing entity and/or its affiliates (the “Borrower”).
Super G Funding, LLC (“Super G”) plans to lend funds (the “Super G Financing”) to the Borrower and requires your consent on this letter below.
By your signature below, you agree:
(1)           that the Loans are subordinated to the Super G Financing. So long as the Borrower is not in default under the Super G Financing, the Borrower may make periodic interest payments (but no payments of principal) to you on the Loans. If the Borrower is in default under the Super G Financing, the Borrower may not make any payment to you on the Loans, and you cannot take any action to collect the Loans. If you do receive payments in violation of this Section (1), you must forward them to Super G.
(2)           that the Loans are not secured by any security interest in property of the Borrower. If the Loans become secured, that security interest is subordinate to the security interest the Borrower has given to Super G.
(3)           that, so long as the Super G Financing is outstanding, you will not make demand for payment on the Loans.
(4)           to extend the maturity date of the Loans to June 10, 2018.
(5)           that this letter binds you and your assigns and successors and is enforceable in a bankruptcy proceeding involving Borrower.
Please sign a copy of this letter below and return it to me. Thank you.
NOBLE ROMAN’S, INC.

By:_______________________
Name: Paul Mobley
Title: Executive Chairman & CFO

CONSENTED AND AGREED TO BY LENDER:

__________________________
Name: A. Scott Mobley
Address: Indianapolis, Indiana